UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Altiris, Inc.

(Name of Registrant as Specified in its Charter)

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Filed by Altiris, Inc.

Pursuant to Rule 14a-12 of

the Securities Exchange Act of 1934

Subject Company: Altiris, Inc.

Commission File No.: 000-49793

The following communication was distributed by Gregory S. Butterfield, President and Chief Executive Officer of Altiris, Inc., to the employees of Altiris, Inc. on January 29, 2007.

Dear Fellow Altirians,

Today marks a significant milestone in our nine-year history with the announcement that Symantec will acquire Altiris. This is a great opportunity for two leading companies to join together and create a powerful software platform to address the convergence of security, storage and systems management.

Over the next few days much will be written and said on the proposed merger of Altiris with Symantec. But, what you won’t read about in the press is how this historic event will affect you, so I want to share my thoughts on why this acquisition is in the best interest of our employees, customers, partners and shareholders.

This acquisition offers tremendous opportunities for our team and for our organization in a number of ways. Symantec is the fourth largest independent software company in the world with significant global reach and a tremendous reputation with their customers. Through its deep resources, Symantec offers extraordinary opportunities to grow both personally, and as a member of a global organization. Working for a market leader and a high growth organization can provide new jobs, new positions and greater responsibilities in a larger organization. In short, career paths become more exciting.

Altiris will operate as a separate business unit within Symantec with the existing management team, and we will continue to execute on our vision as the leading provider of service-oriented management solutions. One thing is clear, a $5 billion company like Symantec is much more scalable. We believe that being part of Symantec will give us immediate opportunities that would have taken us years to accomplish on our own. By joining forces we will have more resources and expertise available than either company had separately, and we anticipate leveraging our different strengths.

Over the next several months, as regulatory agencies and stockholders consider the transaction, both teams will be working on integration plans, synergies, product roadmaps, and development schedules. Throughout the process we will keep you informed of our progress and we will announce decisions as they are made. To keep you abreast of our progress we have built a landing page on myAltiris to provide a single location to help you stay informed. On this page there is a link for you to submit questions about the transaction. The answers will be posted to this page.

So what does this mean for us immediately? First, business as usual— concentrate on meeting your current business commitments. After all, as I have said many times, this is our most important quarter…as is next quarter and the quarter after. Until the transaction is finalized, please remember that Altiris and Symantec are separate companies. Second, in the integration process after the deal is closed, as you are presented the opportunity to work with our new colleagues at Symantec, be a good team player. And finally, be proud of the past and let’s look to the future and the expanded opportunities it holds for each of us.

We will hold three calls/meetings today to share information and answer questions. Please participate at the assigned time based on your location:

•	9:00 AM MST – EMEA, North America (non-Lindon), Latin America – Conference Call - 1.877.287.7888 (US toll free), or 1.973.935.2091 (international), participant passcode 408168

•	10:00 AM MST – Lindon – SCERA Theater, 745 S State St, Orem, UT. Motor coaches will leave at 9:30 AM from the Lindon campus and Provo Marriott for the Developer’s Conference attendees. Please use the motor coaches to reduce traffic congestion at the SCERA Theater.

•	4:00 PM MST – Asia Pacific – Conference Call - 1.877.287.7888 (US toll free), 180.000.2449 (Australia toll free) or 1.973.935.2091 (international), participant passcode 376205.

I would like to thank all Altiris employees for building a great company. We have accomplished a tremendous amount over the past nine years and you can be very proud of your individual and collective accomplishments. You have helped build a company that is one of the most respected and admired in the software industry. This acquisition is the next stage required to fulfill on our vision. I look forward to working with you to grow and build this company together.

Warm regards,

Greg

Additional Information for Altiris Stockholders

Altiris intends to file with the Securities and Exchange Commission preliminary and definitive proxy statements and other relevant materials in connection with the merger. The proxy statement will be mailed to the stockholders of Altiris. Before making any voting or investment decision with respect to the merger, investors and stockholders of Altiris are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the merger, Altiris and Symantec. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission (the “SEC”) at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Altiris at its corporate website at www.altiris.com under Company-Investor Relations or by contacting Investor Relations at Altiris, Inc. 588 W. 400 S., Lindon, UT 84042.

Altiris and its officers and directors may be deemed to be participants in the solicitation of proxies from Altiris’ stockholders with respect to the merger. A description of any interests that these officers and directors have in the merger will be available in the proxy statement. Information concerning Altiris’ directors and executive officers is set forth in Altiris’s proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 26, 2006. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Altiris’ Investor Relations page on its corporate website at www.altiris.com.

Note on Forward-Looking Statements

This letter contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding the completion of the proposed merger, corporate, financial, and employment opportunities, as well as the performance, integration and success of the combined company. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially, including general economic and market conditions, specific financial market conditions affecting Symantec’s financial commitment in the transaction, legal and regulatory considerations pertaining to the proposed transaction and such other risks as identified in the Registrant’s Annual Report on Form 10-K for the period ended December 31, 2005, as amended, and the Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2006, as filed with the Securities and Exchange Commission and all subsequent filings, including the preliminary and definitive proxy statements to be filed in connection with this proposed transaction which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements.